Exhibit 3.1

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

COLLEGIUM PHARMACEUTICAL, INC.

ARTICLE I

The name of the corporation (the “Corporation”) is Collegium Pharmaceutical, Inc.

ARTICLE II

The Corporation’s purpose is to transact any or all lawful business not required to be specifically stated in these Articles.

ARTICLE III

The Corporation shall have the authority to issue 100,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), and 5,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). The rights, preferences voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

(A)                               Voting Powers

1.                                      Each share of Common Stock outstanding on any voting record date shall be entitled to one vote on any action of shareholders for which that voting record date was fixed. Except as otherwise required by the Virginia Stock Corporation Act (the “Act”), the exclusive general voting power for all purposes shall be vested in the Common Stock.

2.                                      Except as otherwise required by these Articles, the Act or the Board of Directors acting pursuant to subsection B of Section 13.1-707 (or any successor provision) of the Act:

(i)                    the vote required to constitute any voting group’s approval of any corporate action except the election of directors, an amendment of these Articles or the Bylaws, a plan of merger, share exchange, domestication or entity conversion, or a proposed sale or other disposition of the Corporation’s property that requires shareholder approval pursuant to Section 13.1-724 of the Act (or any successor provision), or the dissolution of the Corporation, shall be a majority of all votes cast on the matter by such voting group;

(ii)                 the Bylaws shall set forth the vote required for the election of directors or, if not set forth in the Bylaws, the vote required shall be that set forth in the Act;

(iii)  the vote required to constitute any voting group’s approval of an amendment of these Articles, a plan of merger, share exchange, domestication or entity conversion, or a proposed sale or other disposition of the Corporation’s property that requires shareholder approval pursuant to Section 13.1-724 of the Act (or any successor provision), or the dissolution of the Corporation, shall be a majority of all votes entitled to be cast on the matter by such voting group; and

(iv) the vote required to constitute any voting group’s approval of an adoption, amendment or repeal of the Bylaws shall be more than two-thirds of all votes entitled to be cast on the matter by such voting group.

(B)                               Common Stock

1.                                      Dividends

Subject to the rights of the holders of Preferred Stock, holders of Common Stock shall be entitled to receive such dividends and other distributions as the Board of Directors may declare thereon from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

2.                                      Dissolution

In the event of the Corporation’s dissolution, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of Preferred Stock, the remaining assets and funds of the Corporation shall be distributed pro rata to the holders of Common Stock. For purposes of this Article III(B)2, the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the assets of the Corporation or a merger or share exchange involving the Corporation and one or more other entity (whether or not the Corporation is the entity surviving such merger) shall not be deemed to be a dissolution of the Corporation.

(C)                               Preferred Stock

The Board of Directors, without shareholder action, may, by adopting an amendment of these Articles:

1.                                      Classify any unissued shares into one or more classes or into one or more series within one or more classes;

2.                                      Reclassify any unissued shares of any class into one or more classes or into one or more series within one or more classes; or

3.                                      Reclassify any unissued shares of any series of any class into one or more classes or into one or more series within one or more classes.

The Board of Directors may determine the preferences, limitations and relative rights, to the extent permitted by the Act, of any class of shares of Preferred Stock before the issuance of any shares of that class, or of one or more series within a class before the issuance of any shares of that series.  Each class or series shall be appropriately designated by a distinguishing designation prior to the issuance of any shares thereof.  The Preferred Stock of all classes and series shall have preferences, limitations and relative rights identical with those of other shares of the same class or series.  The preferences, limitations and relative rights of each series shall be identical with those of shares of other series of the same class, except to the extent otherwise provided in the description of the series.

Prior to the issuance of any shares of a class or series of Preferred Stock, (1) the Board of Directors shall establish such class or series, without any action required by the shareholders, by adopting an amendment of these Articles and by filing with the State Corporation Commission of Virginia articles of amendment setting forth the designation and number of shares of the class or series and the preferences, limitations and relative rights thereof, and (2) the State Corporation Commission of Virginia shall have issued a certificate of amendment.

(D)                               No Preemptive Rights

No holder of any capital stock of the Corporation shall have any preemptive right to subscribe for, purchase or acquire (1) any shares of capital stock of the Corporation, (2) any securities convertible into or exchangeable for any such shares or (3) any options, warrants or rights to subscribe for, purchase or acquire any such shares or securities.

ARTICLE IV

The number of directors shall be fixed by or in accordance with the Bylaws.  Commencing with the 2015 annual meeting of shareholders, the Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible.  At the 2015 annual meeting of shareholders (or pursuant to written consent in lieu of such annual meeting), directors of the first class (Class I) shall be elected to hold office for a term expiring at the 2016 annual meeting of shareholders, directors of the second class (Class II) shall be elected to hold office for a term expiring at the 2017 annual meeting of shareholders and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 2018 annual meeting of shareholders and, in each case, until such directors’ successors are duly elected and qualified.  At each annual meeting of shareholders after 2015, the successors to the class of directors whose terms then shall expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of shareholders and until such directors’ successors are duly elected and qualified.  When the number of directors is changed, any newly created directorships or any decrease in directorships shall be apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

Directors may be removed only for cause upon the affirmative vote of more than two-thirds of all votes entitled to be cast by holders of the Common Stock.

Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, shall be filled by the Board of Directors or, if the directors remaining in office constitute fewer than a quorum of the Board of Directors, then by the affirmative vote of a majority of such directors remaining in office.

To the full extent permitted by the Act, the Board of Directors is expressly empowered to adopt, amend and repeal the Bylaws.

ARTICLE V

(A)                               Definitions

For purposes of this Article V, the following terms shall have the meanings indicated:

1.                          “eligible person” means a person who is or was a director or officer of the Corporation or a person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. A person shall be considered to be serving an employee benefit plan at the Corporation’s request if his or her duties to the Corporation also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan;

2.                          “expenses” includes, without limitation, counsel fees and expenses;

3.                          “liability” means the obligation to pay a judgment, settlement, penalty, fine (including any excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred with respect to a proceeding;

4.                          “party” includes, without limitation, an individual who was, is or is threatened to be made a named defendant or respondent in a proceeding; and

5.                          “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

(B)                               Limitation of Liability

To the full extent that the Act, as it exists on the effective date of these Articles or as hereafter amended, permits the limitation or elimination of the liability of directors and officers, no director or officer of the Corporation made a party to any proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation shall be liable to the Corporation or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct, whether occurring prior or subsequent to the effective date of this Article V.

(C)                               Indemnification

To the full extent permitted by the Act, as it exists on the date hereof or as hereafter amended, the Corporation shall indemnify and hold harmless any person who was or is a party to any proceeding, including a proceeding brought by or in the right of the Corporation or brought by or on behalf of shareholders of the Corporation, by reason of the fact that such person is or was an eligible person against any liability incurred by such person in connection with such proceeding, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law.

(D)                               Termination of Proceeding

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the eligible person did not meet any standard of conduct that is a prerequisite to the limitation or elimination of liability provided in Article V(B) or to such person’s entitlement to indemnification under Article V(C).

(E)                                Determination of Availability

The Corporation shall indemnify and hold harmless under Article V(C) any eligible person who entirely prevails in the defense of any proceeding. Any other indemnification under Article V(C) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the eligible person has met any standard of conduct that is a prerequisite to his or her entitlement to indemnification under Article V(C).

The determination shall be made:

1.                                      If there are two or more disinterested directors (as defined in the Act), by the Board of Directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

2.                                      By special legal counsel:

(a)                                 Selected in the manner prescribed in subdivision 1 of this subsection; or

(b)                                 If there are fewer than two disinterested directors, selected by the Board of Directors, in which selection directors who do not qualify as disinterested directors may participate; or

3.                                      By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

Notwithstanding the other provisions of this Article V(E), in the event there has been a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed other than through successor directors approved by the Board of Directors as it existed prior to such date, any determination as to such indemnification shall be made by special legal counsel agreed upon by the Board of Directors and the eligible person. If the Board of Directors and the eligible person are unable to agree upon such special legal counsel, the Board of Directors and the eligible person each shall select a nominee, and the nominees shall select such special legal counsel.

(F)                                 Advances

To the full extent permitted by the Act, as it exists on the date hereof or as hereafter amended, the Corporation shall pay for or reimburse the reasonable expenses incurred by any eligible person who is a party to a proceeding in advance of final disposition of the proceeding or the making of any determination under Article V(C) if such eligible person furnishes the

Corporation a written undertaking, executed personally or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the requisite standard of conduct.  The undertaking required by this Article V(F) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment.

(G)                               Indemnification of Others

The Corporation is empowered to indemnify and advance expenses to or contract to indemnify or advance expenses to any person not specified in Article V(C) or Article V(F) who was, is or may become a party to any proceeding, by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same or a lesser extent as if such person were specified as one to whom indemnification or advancement of expenses is granted in Article V(C) or Article V(F).

(H)                              Application; Amendment

The provisions of this Article V shall be applicable to all proceedings commenced after it becomes effective arising from any act or omission, whether occurring before or after such effective date.  No amendment or repeal of this Article V shall impair or otherwise diminish the rights provided under this Article V (including those created by contract) with respect to any act or omission occurring prior to such amendment or repeal.  The Corporation shall promptly take all such actions and make all such determinations and authorizations as shall be necessary or appropriate to comply with its obligation to make any indemnity against liability, or to advance any expenses, under this Article V and shall promptly pay or reimburse all reasonable expenses incurred by any eligible person in connection with such actions and determinations or proceedings of any kind arising therefrom.

(I)                                   Insurance

The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any eligible person (and for a person referred to in Article V(G)) against any liability asserted against or incurred by such person whether or not the Corporation would have power to indemnify such person against such liability under the provisions of this Article V or the Act.

(J)                                   Further Indemnity

1.                                      Every reference herein to directors, officers, trustees, partners, employees or agents shall include former directors, officers, trustees, partners, employees or agents and their respective heirs, executors and administrators.  The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred by this Article V shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article V.

2.                                      Nothing herein shall prevent or restrict the power of the Corporation to make or provide for any further indemnity or advancement of expenses, or provisions for determining entitlement to indemnity or advancement of expenses, pursuant to one or more agreements, Bylaws, resolutions of directors or shareholders, or other arrangements (including, without limitation, creation of trust funds or security interests funded by letters of credit or other means); provided, however, that any provision of any such agreement, Bylaw, resolution or other arrangement shall not be effective if and to the extent that it is determined to be contrary to this Article or applicable laws of the Commonwealth of Virginia, but other provisions of any such agreement, Bylaw, resolution or other arrangement shall not be affected by any such determination.

(K)                              Severability

Each provision of this Article V shall be severable, and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

ARTICLE VI

Article 14.1 of Chapter 9 of Title 13.1 of the Code of Virginia shall not apply to the Corporation.

ARTICLE VII

The Board of Directors may establish procedures and limitations regarding the submission by shareholders of nominations for director and proposals for consideration at meetings of the shareholders.

Special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation, and may not be called by any other person or entity.